UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 2, 2018 (July 31, 2018)

DIGITAL ALLY, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-33899	20-0064269
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9705 Loiret Blvd., Lenexa, KS 66219

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (913) 814-7774

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01.	Entry into a Material Definitive Agreement.

On July 31, 2018, Digital Ally, Inc. (the “Company”) entered into a Proceeds Investment Agreement (the “Agreement”) with Brickell Key Investments LP (“BKI”), pursuant to which BKI invested an aggregate of $500,000 (the “First Tranche”) in the Company to be used (i) to fund the Company’s litigation proceedings relating to the infringement of certain patent assets listed in the Agreement (the “Patent Assets”) and (ii) to repay the Company’s existing debt obligations and for certain working capital purposes set forth in the Agreement. Pursuant to the Agreement, BKI was granted an option to provide the Company with an additional $9.5 million, at BKI’s sole discretion (the “Second Tranche”, and collectively with the First Tranche, the “Financing Amount”).

Pursuant to the Agreement and in consideration for the Financing Amount, the Company agreed to assign to BKI (i) 100% of all gross, pre-tax monetary recoveries paid by any defendant(s) to the Company or its affiliates agreed to in a settlement or awarded in judgment in connection with the Patent Assets, plus any interest paid in connection therewith by such defendant(s) (the “Patent Assets Proceeds”), up to the Minimum Return (as defined in the Agreement) and (ii) if BKI has not received its Minimum Return by the earlier of (x) a Liquidity Event (as defined in the Agreement) and (y) July 31, 2020, then the Company agreed to assign to BKI 100% of all the Patent Asset Proceeds until BKI has received an amount equal to the Minimum Return on $4 million.

Pursuant to the Agreement, the Company granted BKI (i) a senior security interest in the Patent Assets, the Claims (as defined in the Agreement) and the Patent Assets Proceeds until such time as the Minimum Return is paid, in which case, the security interest on the Patent Assets, the Claims and the Patent Assets Proceeds will be released, and (ii) a senior security interest in all other assets of the Company until such time as the Minimum Return is paid on $4 million, in which case, the security interest on such other assets will be released.

The security interest is enforceable by BKI in the event that Company is in default under the Agreement which would occur if (i) the Company fails, after five (5) days’ written notice, to pay any due amount payable to BKI under the Agreement, (ii) the Company fails to comply with any provision of the Agreement, the Warrant or any other agreement or document contemplated under the Agreement, (iii) the Company becomes insolvent or insolvency proceedings are commenced (and not subsequently discharged) with respect to the Company, (iv) the Company’s creditors commence actions against the Company (which are not subsequently discharged) that affect material assets of the Company, (v) the Company, without BKI’s consent, incurs indebtedness other than immaterial ordinary course indebtedness up to $500,000, (vi) the Company fails, within five (5) business days following the closing of the Second Tranche, to fully satisfy its obligations to certain holders of the Company’s senior secured convertible promissory notes listed in the Agreement and fails to obtain unconditional releases from such holders as to the Company’s obligations to such holders and the security interests in the Company held by such holders or (vii) there is an uncured non-compliance of the Company’s obligations or misrepresentations by the Company under the Agreement.

The Agreement contains customary representations, warranties and covenants of the Company and BKI for an investment of this type.

Warrant

As provided for in the Agreement, the Company issued BKI a warrant to purchase up to 465,712 shares of the Company’s common stock, par value $0.001 per share (the “Warrant”), at an exercise price equal to the higher of (i) $2.60 per share or (ii) the closing market price as quoted on the Trading Market (as defined in the Warrant) on the day prior to the issuance date of the Warrant, provided that the holder of the Warrant will be prohibited from exercising the Warrant if, as a result of such exercise, such holder, together with its affiliates, would own more than 4.99% of the total number of shares of the Company’s common stock outstanding immediately after giving effect to such exercise. However, such holder may increase or decrease such percentage to any other percentage not in excess of 9.99%, provided that any increase in such percentage shall not be effective until 61 days after such notice to the Company. The Warrant is exercisable for five years from the date of issuance and is exercisable on a cashless exercise basis if there is no effective registration statement. No contractual registration rights were given. In connection with the issuance of the Warrant, the Company and BKI entered into a letter agreement providing that if the Second Tranche is not funded, then BKI would be entitled to a pro-rata percentage ($500,000 divided by $10,000,000) of the Warrant. The Company has agreed to promptly issue a new Warrant reflecting this adjustment.

The foregoing description is a summary only, does not purport to set forth the complete terms of the Agreement or the Warrant, and is qualified in its entirety by reference to the full text of each of the Agreement, the Warrant, and letter agreement, which are attached hereto as Exhibits 4.1, 10.1, and 10.2, respectively, to this Form 8-K and are incorporated by reference herein.

Item 3.02.	Unregistered Sales of Equity Securities.

The information included in Item 1.01 of this Form 8-K is hereby incorporated by reference into this Item 3.02. The issuance of the Warrant was made pursuant to an exemption from registration under Section 4(a)(2) of the Act.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
Exhibit 4.1	Common Stock Purchase Warrant of Digital Ally, Inc.
Exhibit 10.1	Proceeds Investment Agreement, dated as July 31, 2018, by and between Digital Ally, Inc. and Brickell Key Investments LP
Exhibit 10.2	Letter Agreement, dated as July 31, 2018, by and between Digital Ally, Inc. and Brickell Key Investments LP

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 2, 2018

Digital Ally, Inc.

By:	/s/ Stanton E. Ross
Name:	Stanton E. Ross
Title:	Chairman, President and Chief Executive Officer